UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 24, 2022

VoIP-PAL.COM INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-55613	98-0184110
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7215 Bosque Blvd., Suite 102, Waco, TX	76710-4020
(Address of Principal Executive Offices)	(Zip Code)

1-954-495-4600

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sale of Equity Securities

Item 3.03 Material Modification to Rights of Security Holders

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 24, 2022, the board of directors (the “Board”) of VoIP-Pal.Com Inc. (the “Company”) approved the designation (the “Designation”) of 475,000 shares of the Company’s authorized preferred stock, par value $0.01 per share (the “Preferred Stock”), as Series A preferred stock (the “Series A Stock”), having the voting powers, designations, preferences, limitations, restrictions and relative rights set forth in the certificate of designation attached hereto as Exhibit 3.3 (the “Certificate of Designation”).

The material features of the Series A Stock are as follows:

1.	Holders of Series A Stock are entitled to 1,550 votes per share of Series A Stock on any matter submitted to a vote of the Company’s stockholders, and are generally entitled to vote together as one class with holders of the Company’s common stock;
2.	Holders of Series A Stock are not entitled to receive any dividends or other distributions in respect of any shares of Series A Stock held by them;
3.	Holders of Series A Stock are not entitled to receive any assets of the Company upon a liquidation, dissolution or winding up of the Company;
4.	Shares of Series A Stock are not redeemable;
5.	Shares of Series A Stock are not convertible or exchangeable into shares of the Company’s common stock; and
6.	Shares of Series A Stock are not transferrable or assignable without the prior written consent of the Company.

The Certificate of Designation was filed with the Nevada Secretary of State on May 25, 2022, with the result that 525,000 shares of the Preferred Stock remain authorized and eligible for designation by the Board pursuant to the Company’s articles of incorporation, as amended.

Promptly following the filing of the Certificate of Designation, the Company issued 475,000 shares of Series A Stock (collectively, the “Shares”) to Emil Malak, the President, Chief Executive Officer and a director of the Company, at a price of $0.10 per Share in exchange for proceeds of $47,500. The primary purpose of the issuance and, by extension, the Designation, was to restore the voting rights that Mr. Malak inadvertently forfeited in April 2021 in connection with the surrender and relinquishment of an aggregate of 621,470,562 shares of the Company’s common stock that were indirectly held by Mr. Malak.

The Shares were offered and sold to Mr. Malak in a private transaction in reliance upon the exemption from registration provided by Rule 903 of Regulation S promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Company’s reliance on Rule 903 of Regulation S was based on the fact that Mr. Malak is not a “U.S. person” as that term is defined in Rule 902(k) of Regulation S, that Mr. Malak acquired the Shares for investment purposes for his own account and not as nominee or agent, and not with a view to the resale or distribution thereof, and that Mr. Malak understood that the Shares may not be sold or otherwise disposed of without registration under the Securities Act and any applicable state securities laws, or an applicable exemption or exemptions therefrom.

Also on May 24, 2022, the Board approved an increase in the Company’s authorized capital from 3,000,000,000 shares of common stock, par value $0.001 per share, to 3,500,000,000 shares of common stock, par value $0.001 per share (the “Authorized Capital Increase”), which action was subsequently approved by the holders of a majority of the Company’s issued and outstanding stock on May 25, 2022. Pursuant to applicable securities laws, the Company does not plan to effect the Authorized Capital Increase until at least 20 days after a definitive information statement on Schedule 14C has been transmitted to the Company’s stockholders who did not previously consent to the Authorized Capital Increase.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Exhibit Description
3.3	Certificate of Designation dated May 25, 2022
104	Cover Page Interactive Data File, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DATED: May 27, 2022	By:	/s/ Emil Malak
Emil Malak
Chief Executive Officer